                               AMENDMENT NO. 7 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS AMENDMENT to the Exhibit A to the Investment Management Agreement
dated December 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST and
DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the
"Investment Manager"), amended as of the 1st day of November, 2005 to add The
Large-Cap Growth Equity Portfolio, lists the Portfolios for which the Investment
Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.
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
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                              MANAGEMENT FEE SCHEDULE
                                                                                                (AS A PERCENTAGE OF
                                                                                             AVERAGE DAILY NET ASSETS)
                   PORTFOLIO NAME                              EFFECTIVE DATE                       ANNUAL RATE
------------------------------------------------------ -------------------------------- ------------------------------------
The All-Cap Growth Equity Portfolio                           February 28, 2000                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Core Focus Fixed Income Portfolio                           June 30, 2004                          0.40%
------------------------------------------------------ -------------------------------- ------------------------------------
The Core Plus Fixed Income Portfolio                            June 28, 2002                          0.43%
------------------------------------------------------ -------------------------------- ------------------------------------
The High-Yield Bond Portfolio                                 December 15, 1999                        0.45%
------------------------------------------------------ -------------------------------- ------------------------------------
The Intermediate Fixed Income Portfolio                       December 15, 1999                        0.40%
------------------------------------------------------ -------------------------------- ------------------------------------
The Large-Cap Growth Equity Portfolio                         November 1, 2005                         0.65%
------------------------------------------------------ -------------------------------- ------------------------------------
The Large-Cap Value Equity Portfolio                          December 15, 1999                        0.55%
------------------------------------------------------ -------------------------------- ------------------------------------
The Mid-Cap Growth Equity Portfolio                           December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                            0.75% on first $500 million
                                                                                            0.70% on next $500 million
The Real Estate Investment Trust Portfolio                    December 15, 1999            0.65% on next $1,500 million
                                                                                           0.60% on assets in excess of
                                                                                                  $2,500 million
------------------------------------------------------ -------------------------------- ------------------------------------
The Real Estate Investment Trust Portfolio II                 December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Select Equity Portfolio                                   December 15, 1999                        1.00%
------------------------------------------------------ -------------------------------- ------------------------------------
The Small-Cap Growth Equity Portfolio                         December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Small Cap Growth II Equity Portfolio                     September 15, 2003                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Smid-Cap Growth Equity Portfolio                          December 1, 2004                        [____]
------------------------------------------------------ -------------------------------- ------------------------------------

DELAWARE MANAGEMENT COMPANY,                                           DELAWARE POOLED TRUST
a series of Delaware Management Business Trust


By:      Jude T. Driscoll                                              By:    Jude T. Driscoll
    ---------------------------------------                               ----------------------------------------
Name:    Jude T. Driscoll                                              Name:  Jude T. Driscoll
Title:   President/Chief Executive Officer                             Title: Chairman


Attest:  Brian L. Murray, Jr.                                          Attest: Anthony G. Caivarelli
       -------------------------------------------                            -------------------------------------
Name:    Brian L. Murray, Jr.                                          Name:   Anthony G. Ciavarelli
Title:   Vice President/Associate General Counsel                      Title:  Assistant Vice President/Counsel/
         Counsel/Assistant Secretary                                           Assistant Secretary
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